Exhibit 99.3

FMC CORPORATION
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
FINANCIAL INFORMATION

The following unaudited pro forma condensed consolidated financial information has been prepared by FMC Corporation, a Delaware corporation (“FMC”, the "Company", "we"), to illustrate the effect of both the acquisition of a significant portion of E.I. du Pont de Nemours and Company's ("DuPont") Crop Protection Business and research and development organization (collectively, the “DuPont Crop Protection Business”) by FMC (the "Acquisition") and the disposition of the FMC Health and Nutrition segment (the "Disposition") to DuPont. On November 1, 2017, the Company acquired the DuPont Crop Protection Business and separately sold the FMC Health and Nutrition segment and paid $1.2 billion in cash to DuPont (collectively, the "Transactions"). Total purchase consideration of the Acquisition consisted primarily of the FMC Health and Nutrition segment and cash, which the Company funded through debt. On August 1, 2017, the Company completed the sale of the Omega-3 business, previously part of the broader FMC Health and Nutrition segment, to Pelagia AS, for $38 million. The unaudited pro forma condensed consolidated financial information gives effect to the Transactions, as well as the additional debt used to fund the Acquisition, and the sale of the Omega-3 business.

The unaudited pro forma condensed consolidated financial information of FMC presented below was derived from FMC's historical financial statements. The underlying financial information for DuPont Crop Protection Business was derived from the unaudited special purpose combined financial statements of the Cereal Broadleaf Herbicides and Chewing Insecticides Business as of June 30, 2017 and December 31, 2016 and for the six months ended June 30, 2017 and 2016 and audited special purpose combined financial statements as of December 31, 2016 and 2015 and for the years ended December 31, 2016, 2015 and 2014, respectively, as contained in Exhibit 99.1 and Exhibit 99.2, respectively, herein. The unaudited pro forma condensed consolidated statements of income were prepared as if 1) the Acquisition occurred on January 1, 2016 and 2) both the Disposition and sale of the Omega-3 business occurred on January 1, 2014. The unaudited pro forma condensed consolidated statements of income for the three most recently completed fiscal years reflect the disposition of the FMC Health and Nutrition segment, including the Omega-3 business, assuming both the Disposition and sale of the Omega-3 business occurred on December 31, 2014. The unaudited pro forma condensed consolidated balance sheet assumes the Transactions and sale of the Omega-3 business occurred on June 30, 2017. The tax rate used for the pro forma financial information is an estimated statutory tax rate, which will likely vary from the actual effective tax rate in periods subsequent to completion of the pro forma events. No adjustment has been made to the unaudited pro forma condensed consolidated financial information as it relates to limitations of the ability to utilize deferred tax assets as a result of the pro forma events. Further, no adjustment has been made to the unaudited pro forma condensed consolidated financial information as it relates to the United States' enactment of the Tax Cuts and Jobs Act on December 22, 2017.

The unaudited pro forma condensed consolidated financial information has been prepared by management in accordance with the regulations of the United States Securities and Exchange Commission and are not intended to be a complete presentation and are not necessarily indicative of the results of operations or financial position that would have been achieved by FMC had we operated as a separate, stand-alone entity as of or during any of the periods presented, nor are they indicative of the financial condition or results going forward due to the changes in the business and the omission of certain operating expenses, as described below.

In subsequent periods, liabilities may also be recorded for severances, relocation or retention costs related to employees of both businesses, as well as for the cost of vacating certain leased facilities of either business or other costs associated with exiting or transferring activities between the businesses. In addition, the accompanying unaudited pro forma condensed consolidated financial information does not include any expected cost savings, operating synergies, or revenue enhancement, which may be realized subsequent to the Acquisition or the impact of any nonrecurring activity and one-time transaction-related costs. The ultimate recognition of such costs and liabilities would affect amounts in the unaudited pro forma condensed consolidated financial information, and such costs and liabilities could be material.

The estimated fair values used for the purpose of adjusting for the Acquisition within the unaudited pro forma condensed consolidated financial information are preliminary, as the Acquisition was completed on November 1, 2017 and the determination of fair value of the assets and liabilities of the DuPont Crop Protection Business require extensive use of estimates and management's judgment. Final valuations will be performed and management anticipates that the values assigned to the assets acquired and liabilities assumed will be adjusted during the one-year measurement period following the date of completion of the Acquisition. Differences between these preliminary estimates and the final acquisition accounting will occur and could have a material impact on the accompanying unaudited pro forma condensed consolidated financial information. The pro forma adjustments are based on information available to management and assumptions that management believes are factually supportable.

The unaudited pro forma condensed consolidated financial information should be read in conjunction with the following:

•	The accompanying notes to the unaudited pro forma condensed consolidated financial information;

•	DuPont's special purpose combined financial statements and related notes thereto contained in Exhibits 99.1 and 99.2 of this Form 8-K/A;

•	FMC's audited consolidated financial statements and related notes thereto contained in its Annual Report on Form 10-K for the years ended December 31, 2016, 2015 and 2014; and

•	FMC's condensed consolidated financial statements and related notes thereto contained in its Quarterly Report on Form 10-Q for the period ended June 30, 2017

Exhibit 99.3

FMC CORPORATION
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
FOR THE SIX MONTHS ENDED JUNE 30, 2017
(in Millions)	FMC As Reported (a)	DuPont Crop Protection Business - As Adjusted (b)	Pro Forma Adjustments (Note 3)		FMC Pro Forma
Revenue	$1,252.8	$922.5	$10.8	3(a); 3(b); 3(n)	$2,186.1
Cost of sales and services	802.2	377.9	11.2	3(a); 3(b); 3(d); 3(n)	1,191.3
Gross margin	$450.6	$544.6	$(0.4)		$994.8
Selling, general and administrative expenses	236.1	114.3	(29.9)	3(c)	320.5
Research and development expenses	60.2	76.6	—		136.8
Restructuring and other charges (income)	15.2	0.5	—		15.7
Total costs and expenses	1,113.7	569.3	(18.7)		1,664.3
Income from operations	$139.1	$353.2	$29.5		$521.8
Equity in (earnings) loss of affiliates	(0.2)	—	—		(0.2)
Interest expense, net	32.9	—	16.9	3(e)	49.8
Income from continuing operations before income taxes	$106.4	$353.2	$12.6		$472.2
Provision for income taxes	12.7	—	61.0	3(f)	73.7
Income from continuing operations	$93.7	$353.2	$(48.4)		$398.5
____________________

(a)
The FMC As Reported results for the unaudited pro forma condensed consolidated statement of income were derived from FMC's Form 10-Q filed on August 2, 2017, which presents the results of FMC Health and Nutrition, including the Omega-3 business, as a discontinued operation.

(b)	For reconciliation to the special purpose combined financial statements, refer to Note 1(a).

The accompanying notes are an integral part of the unaudited pro forma condensed consolidated financial information.

Exhibit 99.3

FMC CORPORATION
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
FOR THE YEAR ENDED DECEMBER 31, 2016
(in Millions)	FMC As Reported	Disposition of FMC Health and Nutrition (a)	DuPont Crop Protection Business - As Adjusted (b)	Pro Forma Adjustments (Note 3)		FMC Pro Forma
Revenue	$3,282.4	$(743.5)	$1,433.7	$5.6	3(a); 3(b); 3(n)	$3,978.2
Cost of sales and services	2,082.6	(474.9)	564.8	21.7	3(a); 3(b); 3(d); 3(n)	2,194.2
Gross margin	$1,199.8	$(268.6)	$868.9	$(16.1)		$1,784.0
Selling, general and administrative expenses	529.5	(71.0)	215.5	—		674.0
Research and development expenses	141.5	(7.0)	146.3	—		280.8
Restructuring and other charges (income)	107.3	(12.3)	(2.7)	—		92.3
Total costs and expenses	2,860.9	(565.2)	923.9	21.7		3,241.3
Income from operations	$421.5	$(178.3)	$509.8	$(16.1)		$736.9
Equity in (earnings) loss of affiliates	(0.5)	—	—	—		(0.5)
Interest expense, net	82.7	(19.8)	—	30.6	3(e)	93.5
Income from continuing operations before income taxes	$339.3	$(158.5)	$509.8	$(46.7)		$643.9
Provision for income taxes	93.9	(43.8)	—	55.9	3(f)	106.0
Income from continuing operations	$245.4	$(114.7)	$509.8	$(102.6)		$537.9
____________________

(a)	Represents the reclassification of FMC Health and Nutrition, including the Omega-3 business, from a continuing operation to a discontinued operation for financial reporting purposes.

(b)	For reconciliation to the special purpose combined financial statements, refer to Note 1(a).

The accompanying notes are an integral part of the unaudited pro forma condensed consolidated financial information.

Exhibit 99.3

FMC CORPORATION
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
FOR THE YEAR ENDED DECEMBER 31, 2015
(in Millions)	FMC As Reported	Disposition of FMC Health and Nutrition (a)	FMC Pro Forma
Revenue	$3,276.5	$(785.5)	$2,491.0
Cost of sales and services	2,201.1	(510.5)	1,690.6
Gross margin	$1,075.4	$(275.0)	$800.4
Selling, general and administrative expenses	737.9	(77.2)	660.7
Research and development expenses	143.7	(7.8)	135.9
Restructuring and other charges (income)	244.0	(93.7)	150.3
Total costs and expenses	3,326.7	(689.2)	2,637.5
Income from operations	$(50.2)	$(96.3)	$(146.5)
Equity in (earnings) loss of affiliates	0.2	(0.2)	—
Interest expense, net	80.1	(19.2)	60.9
Income from continuing operations before income taxes	$(130.5)	$(76.9)	$(207.4)
Provision for income taxes	47.4	(42.2)	5.2
Income from continuing operations	$(177.9)	$(34.7)	$(212.6)
____________________

(a)	Represents the reclassification of FMC Health and Nutrition, including the Omega-3 business, from a continuing operation to a discontinued operation for financial reporting purposes.

The accompanying notes are an integral part of the unaudited pro forma condensed consolidated financial information.

Exhibit 99.3

FMC CORPORATION
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
FOR THE YEAR ENDED DECEMBER 31, 2014
(in Millions)	FMC As Reported	Disposition of FMC Health and Nutrition (a)	FMC Pro Forma
Revenue	$3,258.7	$(828.2)	$2,430.5
Cost of sales and services	2,047.8	(557.7)	1,490.1
Gross margin	$1,210.9	$(270.5)	$940.4
Selling, general and administrative expenses	589.8	(77.6)	512.2
Research and development expenses	126.3	(10.0)	116.3
Restructuring and other charges (income)	56.4	(14.1)	42.3
Business separation costs	23.6	—	23.6
Total costs and expenses	2,843.9	(659.4)	2,184.5
Income from operations	$414.8	$(168.8)	$246.0
Equity in (earnings) loss of affiliates	(0.2)	0.5	0.3
Interest expense, net	51.2	(12.3)	38.9
Income from continuing operations before income taxes	$363.8	$(157.0)	$206.8
Provision for income taxes	56.2	(39.8)	16.4
Income from continuing operations	$307.6	$(117.2)	$190.4
____________________

(a)	Represents the reclassification of FMC Health and Nutrition, including the Omega-3 business, from a continuing operation to a discontinued operation for financial reporting purposes.

The accompanying notes are an integral part of the unaudited pro forma condensed consolidated financial information.

Exhibit 99.3

FMC CORPORATION
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
AS OF JUNE 30, 2017

(in Millions)	FMC As Reported (a)	Disposition of FMC Health and Nutrition	DuPont Crop Protection Business - As Adjusted (c)	Pro Forma Adjustments	Note	FMC Pro Forma
ASSETS
Current assets
Cash and cash equivalents	$113.2	$—	$75.0	$236.4	3(g)	$424.6
Trade receivables, net	1,442.3	—	38.6	(0.4)	3(a)	1,480.5
Inventories	546.3	—	335.7	57.9	3(h)	939.9
Prepaid and other current assets	261.4	—	0.6	147.2	3(i)	409.2
Current assets of discontinued operations held for sale (b)	1,122.6	(1,122.6)	—	—		—
Total current assets	$3,485.8	$(1,122.6)	$449.9	$441.1		$3,254.2
Investments	1.3	—	—	—		1.3
Property, plant and equipment, net	538.3	—	392.9	(29.6)	3(j)	901.6
Goodwill	501.0	—	—	819.3	3(k)	1,320.3
Other intangibles, net	763.6	—	—	1,902.6	3(d)	2,666.2
Other assets including long-term receivables, net	457.1	—	10.4	5.9	3(n)	473.4
Deferred income taxes	237.2	—	—	1.7	3(l)	238.9
Total assets	$5,984.3	$(1,122.6)	$853.2	$3,141.0		$8,855.9
LIABILITIES AND EQUITY
Current liabilities
Short-term debt and current portion of long-term debt	$192.5	$—	$—	$—		$192.5
Accounts payable, trade and other	433.5	—	72.5	36.3	3(a); 3(m)	542.3
Advance payments from customers	5.6	—	—	—		5.6
Accrued and other liabilities	326.0	—	13.6	62.7	3(n)	402.3
Accrued customer rebates	347.8	—	—	—		347.8
Guarantees of vendor financing	65.2	—	—	—		65.2
Accrued pension and other postretirement benefits, current	7.1	—	—	—		7.1
Income taxes	24.6	—	—	171.3	2(b)	195.9
Current liabilities of discontinued operations held for sale (b)	139.6	(139.6)	—	—		—
Total current liabilities	$1,541.9	$(139.6)	$86.1	$270.3		$1,758.7
Long-term debt, less current portion	1,592.3	—	—	1,500.0	3(e)	3,092.3
Accrued pension and other postretirement benefits, long-term	88.8	—	9.6	—		98.4
Environmental liabilities, continuing and discontinued	291.5	—	2.1	—		293.6
Deferred income taxes	151.0	—	4.5	39.7	3(l)	195.2
Other long-term liabilities	292.1	—	13.9	231.8	3(n)	537.8
Equity
Preferred stock	—	—	—	—		—
Common stock	18.6	—	—	—		18.6
Capital in excess of par value of common stock	436.7	—	—	—		436.7
Retained earnings	3,411.7	—	—	816.9	2(b)	4,228.6
Accumulated other comprehensive income (loss)	(353.4)	—	—	34.4	2(b)	(319.0)
Treasury stock, common, at cost	(1,501.7)	—	—	—		(1,501.7)
Total stockholders' equity	$2,011.9	$—	$—	$851.3		$2,863.2
Noncontrolling interests	14.8	—	—	1.9	3(o)	16.7
Total equity	$2,026.7	$—	$—	$853.2		$2,879.9
Total liabilities and equity	$5,984.3	$(139.6)	$116.2	$2,895.0		$8,855.9
____________________

(a)
The FMC As Reported balances for the unaudited pro forma condensed consolidated balance sheet were derived from FMC's Form 10-Q filed on August 2, 2017, which presents FMC Health and Nutrition as an asset held for sale.

(b)	Represents the assets and liabilities related to FMC Health and Nutrition that were sold, including the impairment charge recognized in our historical balance sheet related to the sale of Omega-3.

(c)	For reconciliation to the special purpose combined financial statements, refer to Note 1(a).
The accompanying notes are an integral part of the unaudited pro forma condensed consolidated financial information.

Exhibit 99.3

Notes to the Unaudited Pro Forma Condensed Consolidated Financial Information

1. Basis of Presentation

The accompanying pro forma financial information reflects the impact of both the Transactions and sale of the Omega-3 business on FMC’s consolidated statements of income and balance sheet. The unaudited pro forma condensed consolidated financial statements are based on the historical financial statements and accounting records of FMC and the DuPont Crop Protection Business, giving effect to the Transactions-related reclassifications and pro forma adjustments as described in these notes. The unaudited pro forma condensed consolidated statements of income were prepared as if 1) the Acquisition occurred on January 1, 2016 and 2) both the Disposition and sale of the Omega-3 business occurred on January 1, 2014. The unaudited pro forma condensed consolidated statements of income for the three most recently completed fiscal years reflect the disposition of the FMC Health and Nutrition segment, including the Omega-3 business, assuming both the Disposition and sale of the Omega-3 business occurred on December 31, 2014. The unaudited pro forma condensed consolidated balance sheet assumes the Transactions and sale of the Omega-3 business occurred on June 30, 2017.

As of the date hereof, FMC has not completed the detailed valuation analyses necessary to determine the estimated fair market value of the DuPont Crop Protection Business’ assets to be acquired and liabilities to be assumed. As indicated in these notes to the unaudited pro forma financial statements, FMC has made certain adjustments to the historical book values of the assets and liabilities of the DuPont Crop Protection Business primarily to reflect preliminary estimates of the fair value of assets acquired and liabilities assumed with the residual excess of the purchase price over the historical net assets of the DuPont Crop Protection Business recorded as goodwill. Actual results may differ from those reflected in the unaudited pro forma condensed consolidated financial statements. Differences could arise after FMC has determined the final purchase price for the DuPont Crop Protection Business and has completed the valuation analyses necessary to finalize fair value estimates and identified any necessary conforming accounting changes or other acquisition-related adjustments for the DuPont Crop Protection Business. There can be no assurance that such finalization will not result in material changes from the unaudited pro forma condensed consolidated financial statements and affect FMC's future results of operations and financial condition.

The financial information was prepared in accordance with U.S. GAAP, with all amounts stated in U.S. Dollars. The attached unaudited pro forma condensed consolidated financial information gives effect to the Acquisition under the acquisition method of accounting in accordance with Financial Accounting Standards Board Accounting Standard Codification (ASC) Topic 805, Business Combinations. The fair value concepts defined in ASC Topic 820, Fair Value Measurements, were also used in preparation of the financial information. The historical financial information has been adjusted in the unaudited pro forma condensed consolidated financial information to give effect to pro forma adjustments that are (1) directly attributable to the Acquisition, (2) factually supportable, and (3) with respect to the statements of income, expected to have a continuing impact.

The special purpose combined financial statements of the DuPont Crop Protection Business include statements of net assets acquired and statements of revenues and direct expenses based upon relief from Regulation S-X Rule 3-05, Significant Acquisition Carve-out Financial Statement Reporting Requirements, obtained by FMC from the Securities and Exchange Commission. The net assets acquired include legal entities and assets and liabilities identified. These special purpose combined financial statements include revenues generated by the DuPont Crop Protection Business, less expenses directly attributable to the DuPont Crop Protection Business, and allocations of direct operating costs incurred by DuPont relating to the DuPont Crop Protection Business. A provision for income taxes has not been presented in these special purpose combined financial statements as the DuPont Crop Protection Business has not operated as a standalone unit and no allocation of DuPont's income tax provision or benefit has historically been made to the DuPont Crop Protection Business. While the allocation of the provision for income taxes was impracticable, FMC will be acquiring or assuming certain income tax assets and liabilities which have been reflected in these financial statements. There was no direct interest expense incurred by or allocated to the DuPont Crop Protection Business as no third-party debt will be transferred as part of the acquisition. Therefore, no interest expense has been reflected in these special purpose combined financial statements.

The special purpose combined financial statements of the DuPont Crop Protection Business include legal, facilities, engineering, finance, human resources, IT and other functional costs. Upon consummation of the Transactions, we entered into a Transition Services Agreement, Delayed Site Manufacturing Agreement, Transition Sales Agreement, and Logistic Services Agreement. Services as part of the Transition Services Agreement include information technology services, accounting, human resource and facility services among other services. DuPont will provide these services for up to 24 months following the date of the Transactions, with an optional six months extension.

Acquisition-related transaction costs, such as investment banking, advisory, legal, valuations, and other professional fees, are not included as a component of consideration transferred but are expensed as incurred. These costs are not included in the unaudited pro forma statement of operations because they will not have a continuing impact on the consolidated results of FMC.

To prepare the unaudited pro forma condensed consolidated statements of income, the Company performed a preliminary review of DuPont’s accounting policies to identify significant differences. During the preparation of the unaudited pro forma condensed consolidated financial statements, the Company did not become aware of any material differences, other than presentation of certain line items in the condensed combined statements of income and balance sheet, between the accounting policies of the Company and DuPont. The Company is currently conducting a detailed review of DuPont’s accounting policies to determine if differences in accounting policies require further adjustment or reclassification of presented results of operations, assets or liabilities to conform to the Company’s accounting policies and classifications. As a result of that review, the Company may identify differences between the accounting policies of the two businesses that, when conformed, could have a material impact on the unaudited pro forma condensed consolidated financial statements. For the purpose of aligning the DuPont Crop

Exhibit 99.3

Protection Business' presentation of certain line items in the special purpose combined financial statements to FMC’s presentation, reclassification adjustments have been made to the DuPont Crop Protection Business' historical financial statements, as detailed below.

a.	Reclassifications for unaudited pro forma condensed consolidated financial information

Reclassification adjustments have been made to align the DuPont Crop Protection Business' historical financial statements with FMC’s presentation, as described below. Reclassifications for the unaudited pro forma condensed consolidated statement of income were as follows:

	For the six months ended June 30, 2017
(in Millions)	DuPont Crop Protection Business	Reclassifications	DuPont Crop Protection Business - As Adjusted
Revenues
Net sales	$879.4	$—	$879.4
Sales to affiliates	32.8	—	32.8
Interest income (1)	1.5	(1.5)	—
Miscellaneous income, net	10.3	—	10.3
Total net revenues	$924.0	$(1.5)	$922.5
Direct expenses
Cost of sales	$346.7	$(1.6)	$345.1
Cost of sales to affiliates	32.8	—	32.8
Total cost of sales	379.5	(1.6)	377.9
Research and development expenses	76.6	—	76.6
Selling, general and administrative expenses (2)	114.7	(0.4)	114.3
Restructuring (benefits) charges	—	0.5	0.5
Total direct expenses	$570.8	$(1.5)	$569.3
Net revenues less direct expenses	$353.2	$—	$353.2
____________________

(1)	Interest income of $1.5 million related to customer financing recognized by the DuPont Crop Protection Business as revenue was reclassified to FMC's Cost of sales and services.

(2)
Environmental remediation charges of $0.5 million recognized by the DuPont Crop Protection Business within cost of sales and selling, general and administrative expenses of $0.3 million and $0.2 million, respectively, were reclassified to FMC's Restructuring and other charges (income). Additionally, bad debt expense of $0.2 million related to accounts receivables recognized by the DuPont Crop Protection Business as selling, general and administrative expenses was reclassified to FMC's Cost of sales and services.

	For the year ended December 31, 2016
(in Millions)	DuPont Crop Protection Business	Reclassifications	DuPont Crop Protection Business - As Adjusted
Revenues
Net sales	$1,390.8	$—	$1,390.8
Sales to affiliates	37.5	—	37.5
Interest income (1)	4.9	(4.9)	—
Miscellaneous income, net	5.4	—	5.4
Total net revenues	$1,438.6	$(4.9)	$1,433.7
Direct expenses
Cost of sales	$525.1	$2.2	$527.3
Cost of sales to affiliates	37.5	—	37.5
Total cost of sales	562.6	2.2	564.8
Research and development expenses	146.3	—	146.3
Selling, general and administrative expenses (2)	223.7	(8.2)	215.5
Restructuring (benefits) charges	(3.8)	1.1	(2.7)
Total direct expenses	$928.8	$(4.9)	$923.9
Net revenues less direct expenses	$509.8	$—	$509.8
____________________

(1)	Interest income of $4.9 million related to customer financing recognized by the DuPont Crop Protection Business as revenue was reclassified to FMC's Cost of sales and services.

Exhibit 99.3

(2)
Environmental remediation charges of $1.1 million recognized by the DuPont Crop Protection Business within cost of sales and selling, general and administrative expenses of $0.8 million and $0.3 million, respectively, were reclassified to FMC's Restructuring and other charges (income). Additionally, bad debt expense of $7.9 million related to accounts receivables recognized by the DuPont Crop Protection Business as selling, general and administrative expenses was reclassified to FMC's Cost of sales and services.

Reclassifications for the unaudited pro forma condensed balance sheet consisted of deferred income taxes and environmental liabilities. Liabilities of approximately $4.5 million and $2.1 million recorded by the DuPont Crop Protection Business within Other noncurrent obligations were reclassified to FMC's Deferred income taxes and Environmental liabilities, continuing and discontinued, respectively.

2. Consideration Transferred and Purchase Price Allocation

a. Consideration Transferred

The following table illustrates each component of the consideration paid as part of the Acquisition:

(in Millions)	Amount
Cash purchase price, net (1)	$1,225.6
Fair value of FMC Health and Nutrition sold to DuPont	1,968.6
Total pro forma purchase consideration	$3,194.2
____________________

(1)	The above purchase consideration includes cash received from DuPont and excludes acquisition costs which under U.S GAAP are required to be expensed immediately.

b. Gain on sale

The following table illustrates the gain on sale of the FMC Health and Nutrition business sold to DuPont and the sale of the Omega-3 business to Pelagia AS.

(in Millions)	FMC Health and Nutrition to DuPont	Omega-3 Business (1)	Total FMC Health and Nutrition
Fair value	$1,968.6	$37.0	$2,005.6
Less: Historical value	970.3	12.7	983.0
Less: Estimated taxes on sale	171.3	—	171.3
	827.0	24.3	851.3
Less: Cumulative translation adjustment	10.1	24.3	34.4
Gain on sale	$816.9	$—	$816.9
____________________

(1)
The loss on sale of the Omega-3 business was previously written down to its sales price of $37 million, net of selling costs, and recorded as a valuation allowance against the net assets held for sale as of June 30, 2017. The historical cumulative translation adjustment stemming from the sale of our Omega-3 business was previously factored into the lower of cost or fair value test associated with the Omega-3 asset held for sale write-down charges.

c. Preliminary Purchase Price Allocation

The total purchase price as summarized above was allocated to the DuPont Crop Protection Business' tangible and intangible assets acquired and liabilities assumed for purposes of the unaudited pro forma condensed consolidated financial information, based on their estimated relative fair values assuming the Acquisition was completed as of the unaudited pro forma condensed consolidated balance sheet date presented.

The following table presents the Company’s preliminary estimates of the fair values of the DuPont Crop Protection Business' tangible and intangible assets acquired and liabilities assumed. Our preliminary estimates are based on the information available as of the balance sheet date and have been made solely for the purpose of providing the unaudited pro forma condensed consolidated financial statements.

We are continuing to evaluate the underlying inputs and assumptions used in our valuations. Accordingly, these preliminary estimates are subject to change throughout the measurement period.

The following table summarizes the allocation of the preliminary purchase price as of the balance sheet date:

Exhibit 99.3

(in Millions)	Amount
Purchase price allocation to assets acquired and liabilities assumed:
Trade receivables, net	$38.6
Inventory	393.6
Prepaid and other current assets	147.8
Property, plant and equipment	363.3
Goodwill	819.3
Intangible assets	1,902.6
Other noncurrent assets	16.3
Deferred income taxes	1.7
Accounts payable, trade and other	(109.2)
Accrued and other liabilities	(76.3)
Accrued pension and other postretirement benefits, long-term	(9.6)
Environmental liabilities, continuing and discontinued	(2.1)
Deferred income taxes	(44.2)
Other long-term liabilities	(245.7)
$3,196.1
Less: Noncontrolling interest (1)	(1.9)
Total purchase consideration	$3,194.2
____________________

(1)	For more information, refer to Note 3(o).

As part of the agreement with DuPont, certain manufacturing and research & development sites will be transferred to FMC subsequent to the transaction close date. The transfer of these sites has been delayed due to certain operational and local regulatory constraints and will be transferred to us at a later date. As a result, we have allocated the purchase price of those delayed assets to Prepaid and other current assets, as applicable, on the pro forma condensed consolidated balance sheet.

3. Pro Forma Adjustments

a. Elimination of transactions and balances between FMC and the DuPont Crop Protection Business

Transactions and balances between FMC, excluding the sales with the FMC Health and Nutrition business sold to DuPont, and the DuPont Crop Protection Business were considered to be intercompany transactions and have been eliminated in the unaudited pro forma condensed consolidated financial information. Additionally, any sales between FMC and the FMC Health and Nutrition business sold to DuPont were no longer considered intercompany transactions. Due to the immaterial amount, no pro forma adjustments have been made.

Intercompany sales, net and cost of sales, net of $2.0 million and $5.5 million for the six months ended June 30, 2017 and year ended December 31, 2016, respectively, have been eliminated in the unaudited pro forma condensed consolidated statements of income.

Intercompany balances, net of $0.4 million associated with Trade receivables, net, and $0.4 million associated with Accounts payable, trade and other, respectively, have been eliminated in the unaudited pro forma condensed consolidated balance sheet as of June 30, 2017.

b. Divestitures following regulatory requirements

In the third quarter of 2017, we received conditional approval for the Acquisition from both the European Commission and Competition Commission of India (“CCI”). The Acquisition was conditioned upon separate remedies from the European Commission and the CCI, requiring FMC to divest certain pesticide products within our FMC Agricultural Solutions segment. Regarding the European remedy, in the fourth quarter of 2017, we signed a definitive agreement with Nufarm Limited to divest a portion of FMC's European herbicide portfolio. Upon closing that European transaction, FMC will receive $90 million, which includes the purchase of existing product inventory. This divestiture is expected to close during the first quarter of 2018 and will satisfy FMC's commitments to the European Commission related to the Acquisition. Regarding the India remedy, the CCI has just recently issued its definitive order, and we are now commencing the process to divest the portfolio of Indian pesticide products as required by the CCI within the required time frame. We expect the Indian remedy transaction to close during the second half of 2018.

The adjustments for both the six months ended June 30, 2017 and year ended December 31, 2016 reflects the impact on sales of the required divestiture of products (following regulatory requirements in the relevant markets) of $16.4 million and $26.9 million as well as the impact of the corresponding cost of sales of $6.2 million and $11.5 million, respectively.

Exhibit 99.3

The pro forma adjustments as of June 30, 2017 represents the estimated impact of products in certain markets which FMC is required to sell due to the required remedies. The book value of the products required for divestment was approximately $2.0 million.

FMC’s assumptions as to the impact of products required to be divested and proceeds from such divestitures are based in certain cases on agreements with the specific buyer in the case of the European remedy and solely on management’s assessments in the case of the Indian remedy. These assumptions may change following the completion of the divestment transactions based on market conditions and final agreements to sell the specific products. The impact of any gain from these divestitures is not presented in the unaudited pro forma statement of operations as there is no continuing impact on FMC’s results of operations.

c. Transaction costs

FMC incurred transaction costs as well as legal and professional fees associated with the Acquisition. We recognized $29.9 million of fees in Selling, general, and administrative costs during the six months ended June 30, 2017. An adjustment was made to reflect the reversal of these one-time costs recognized in FMC's historical financial statements. There is no continuing impact of these transaction costs on the combined operating result and, as such, these costs are excluded from the unaudited pro forma condensed consolidated income statement.

d. Identified intangibles

The preliminary amounts assigned to the identifiable intangible assets, the estimated useful lives, and the estimated amortization expense related to these identifiable intangible assets are shown in the table below. Adjustments of $17.9 million and $35.7 million for the six months ended June 30, 2017 and year ended December 31, 2016, respectively, have been reflected in Cost of sales and services on the unaudited pro forma condensed consolidated statements of income.

(in Millions)	Preliminary fair value	Estimated weighted average life (years)	Amortization expense for the six months ended June 30, 2017	Amortization expense for the year ended December 31, 2016
Intangible assets:
Customer relationships	$714.8	20	$17.9	$35.7
Brand portfolio	1,187.8	Indefinite	—	—
Total pro forma adjustment	$1,902.6		$17.9	$35.7

e. Debt issuance

On May 2, 2017, FMC entered into a term loan agreement, with a term of five years, that provided for a senior unsecured term loan facility of up to $1.5 billion ("Term Loan") to fund the Acquisition. On November 1, 2017, FMC borrowed the full $1.5 billion. $1.2 billion of the proceeds was used to finance the purchase of the DuPont Crop Protection Business from DuPont. Refer to 3(g) below for more information on the remaining proceeds.
For the preparation of the unaudited condensed consolidated pro forma financial information, interest expense on the Term Loan was estimated using a weighted average interest rate of 2.2% and 1.9% for the six months ended June 30, 2017 and year ended December 31, 2016, respectively, and assuming the amount outstanding of $1.5 billion remained constant throughout the period. A change of 0.125% in the weighted average interest rate would increase or decrease pro forma interest expense by $0.9 million and $1.9 million for the six months ended June 30, 2017 and year ended December 31, 2016, respectively. The interest rates used to prepare the accompanying unaudited pro forma condensed consolidated financial information may differ from the actual interest rates incurred by FMC based on future market conditions. This was offset by the recognized commitment fee incurred, prior to the drawdown, during the six months ended June 30, 2017 of $0.4 million.
Additionally, deferred financing costs associated with the Term Loan of $7.2 million were capitalized and included in Long-term debt, less current portion in the FMC historical balance sheet as of June 30, 2017. These deferred financing costs are being amortized on a straight-line basis over the term of the loan. Amortization expense of approximately $0.7 million and $1.4 million is recognized within Interest expense, net in the unaudited pro forma condensed consolidated statements of income for the six months ended June 30, 2017 and year ended December 31, 2016, respectively, related to the capitalized debt.
The table below summarizes the adjustment to reflect FMC's pro forma long-term debt for the six months ended June 30, 2017 and December 31, 2016.

Exhibit 99.3

(in Millions)	For the six months ended June 30, 2017	For the twelve months ended December 31, 2016
Interest expense on Term Loan	$16.6	$29.2
Reversal of commitment fees incurred prior to draw down	(0.4)	—
Amortization of deferred finance fees on Term Loan	0.7	1.4
Net pro forma adjustment to FMC's interest expense, net	$16.9	$30.6

f. Provision for income taxes

Adjustments represent amounts to record tax expense on income before taxes as presented in the special purpose combined financial statements as well as to record the tax effect of the pro forma adjustments.

Since the special purpose combined financial statements did not include income taxes for purposes of this unaudited pro forma statement of operations, FMC applied the estimated statutory tax rate based on jurisdiction to calculate the income taxes on income before taxes of the DuPont Crop Protection Business.

For pro forma adjustments, the statutory tax rate was applied, as appropriate, to each adjustment based on the jurisdiction in which the adjustment occurred. In situations where jurisdictional detail was not available, an estimated blended tax rate was applied. The total effective tax rate of the consolidated company could be significantly different depending on various factors.

g. Cash

Adjustment includes $274.4 million to reflect the borrowings from the Term Loan in excess of the amount used to finance the Acquisition. Refer to the table below. This was used for the costs related to the transaction and financing, as well as the related taxes. Additionally, $37.0 million represents the cash proceeds, net of transaction costs, from the sale of the Omega-3 business.

(in Millions)	Amount
Total drawdown on Term Loan	$1,500.0
Less: Cash purchase price	(1,225.6)
Net proceeds from Term Loan	$274.4
Cash proceeds from sale of Omega-3	37.0
Net cash proceeds	$311.4
Less: Historical DuPont Crop Protection Business cash acquired	(75.0)
Net pro forma cash adjustment	$236.4

h. Inventory

Total pro forma adjustment of $57.9 million is related to a step-up adjustment, a reclassification, and delayed sites. Adjustment of $80.5 million represents the step-up adjustment to reflect its estimated fair value. Approximately $1.6 million of inventories was reclassified to Prepaid and other current assets as they reflect the value of the delayed inventories. Additionally, $21.0 million of inventories recorded within the special purpose combined financial statements were at delayed sites for which FMC will ultimately acquire and compensate DuPont for the delayed inventories through a separate transaction. The pro forma adjustment reflects the removal of these inventories on our unaudited pro forma condensed consolidated balance sheet. Refer to Note 2(c) for discussion on the delayed transfers.

i. Prepaid and other current assets

As discussed above, certain manufacturing and research & development sites will be transferred to FMC subsequent to the transaction close date. As a result, the related inventories and fixed assets have been reclassified to Prepaid and other current assets on the pro forma condensed consolidated balance sheet.

Pro forma adjustment of $1.6 million represents the reclassification of the delayed inventories. The delayed inventories of approximately $1.6 million was recorded at net book value within Inventories in the special purpose combined financial statements. This amount was reclassified to Prepaid and other current assets on the unaudited pro forma condensed consolidated balance sheet as of June 30, 2017. The book value approximated its fair value.

Pro forma adjustment of $73.1 million represents the reclassification of the delayed fixed assets as well as the related step-up adjustment to its estimated fair value and as such represents prepaid consideration for such assets. The delayed property, plant and equipment, net of $42.0 million was recorded at net book value within Net Property in the special purpose combined financial statements. This amount was reclassified to Prepaid

Exhibit 99.3

and other current assets on the unaudited pro forma condensed consolidated balance sheet as of June 30, 2017. Additionally, the pro forma adjustment of $31.1 million represents the step-up in value of the fixed assets to reflect its estimated fair value.

As part of the Acquisition, we acquired the stock of four legal entities. Cash, accounts receivable and accounts payable of these entities have been included in the special purpose combined financial statements as DuPont is legally obligated to transfer these balances along with the stock transfer. However, they were excluded per the Transaction Agreement and these balances will be settled subsequent to the close of the transaction via reimbursement between the two parties. The adjustment of $72.5 million reflects the receivable amount due from DuPont related to the acquired payable of the stock entities. DuPont will reimburse FMC for payments related to these payables.

j. Property, plant and equipment, net

Pro forma adjustment of $(29.6) million represents the reclassification of the delayed fixed assets as well as the step-up adjustment. As noted above in 3(i), $42.0 million of delayed fixed assets was reclassified to Prepaid and other current assets. The remaining $12.4 million represents the step-up adjustment to reflect its estimated fair value of $363.3 million. The majority of the step-up relates to land which is not depreciated.

k. Goodwill
Adjustment of $819.3 million reflects the preliminary estimated adjustment to goodwill as a result of the Acquisition. Goodwill represents the excess of the consideration transferred over the preliminary fair value of the assets acquired and liabilities assumed. The goodwill will be tested for impairment at least annually and whenever events or circumstances have occurred that may indicate a possible impairment exists. Refer to 2(c) above for the preliminary pro forma adjustment calculation to goodwill.

l. Deferred taxes

Adjustments to reflect the estimated impact on deferred income taxes resulting from the preliminary purchase accounting adjustments within the unaudited pro forma condensed consolidated balance sheet. The deferred income tax adjustments were calculated by applying the applicable statutory tax rates to the estimated book-tax basis differences arising from our preliminary purchase price allocation to various tax jurisdictions. These deferred income tax adjustments are preliminary and subject to change based on the finalization of our preliminary valuations and purchase accounting analysis on a jurisdictional basis.

m. Accounts payable, trade and other

As noted in 3(i), we acquired the stock of four legal entities as part of the Transaction. The adjustment of $36.7 million to Accounts payable, trade and other represents the amount due to DuPont related to the acquired receivables of the stock entities. We will remit the payments received from these receivables to DuPont.

The remaining adjustment of $0.4 million represents the elimination of intercompany balances. Refer to 3(a) for further details.

n. Favorable and unfavorable contracts

As part of the Acquisition, we acquired various manufacturing contracts. The manufacturing contracts have been recognized as an asset or liability to the extent the terms of the contract are favorable or unfavorable compared with market terms of the same or similar items at the date of the Acquisition. The manufacturing contracts recognized as an asset are shown in the table below. Adjustments of $1.5 million and $3.0 million for the six months ended June 30, 2017 and year ended December 31, 2016, respectively, have been reflected in Cost of sales and services on the unaudited pro forma condensed consolidated statements of income.

(in Millions)	Preliminary fair value	Estimated weighted average life (years)	Cost of sales and services for the six months ended June 30, 2017	Cost of sales and services for the year ended December 31, 2016
Favorable contracts:
Tolling manufacturing agreements	$5.9	2	$1.5	$3.0
Total pro forma adjustment	$5.9		$1.5	$3.0

Manufacturing contracts recognized as a liability are shown in the table below. We also entered into a supply agreement with DuPont to supply technical product required for their seed business at cost. Adjustments of $29.2 million and $38.0 million for the six months ended June 30, 2017 and year ended December 31, 2016, respectively, have been reflected in Revenue on the unaudited pro forma condensed consolidated statements of income.

Exhibit 99.3

(in Millions)	Preliminary fair value	Estimated weighted average life (years)	Revenue for the six months ended June 30, 2017	Revenue for the year ended December 31, 2016
Unfavorable contracts:
Tolling manufacturing agreements	$21.6	2	$5.4	$10.8
Seed supply agreement	289.8	Note 1	23.8	27.2
Total pro forma adjustment	$311.4		$29.2	$38.0
____________________

(1)	Liability is reduced and recognized in the amount of the amortization calculated within earnings as sales are made.

Adjustments of $67.4 million and $244.0 million reflect the short-term and long-term portion of the unfavorable contracts recorded in Accrued and other liabilities and Other long-term liabilities, respectively, on the unaudited pro forma condensed consolidated balance sheet.

Additionally, liabilities related to deferred credits from supply agreements that FMC will not be assuming were recorded in the special purpose combined financial statements of the DuPont Crop Protection Business. As a result, pro forma adjustments of $4.7 million and $12.2 million were made to Accrued and other liabilities and Other long-term liabilities, respectively, on the unaudited pro forma condensed consolidated balance sheet.

o. Noncontrolling interest

The DuPont Crop Protection Business had an 80% ownership interest in DuPont Agricultural Chemicals Limited, Shanghai, a joint venture registered in the People's Republic of China. On the unaudited special purpose combined financial statements as of June 30, 2017, 100% of the assets and liabilities of the joint venture was presented. The adjustment of $1.9 million reflects the noncontrolling portion of the assets and liabilities of the joint venture.